Exhibit 99.1

United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06831

tel: 203 622 3131
fax: 203 622 6080
unitedrentals.com

FOR IMMEDIATE RELEASE

MICHAEL KNEELAND NAMED PRESIDENT AND CEO OF UNITED RENTALS

GREENWICH, Conn. — August 25, 2008 — United Rentals, Inc. (NYSE: URI) today announced that Michael J. Kneeland has been unanimously elected by the Board of Directors as President and Chief Executive Officer, and as a director of the company, effective immediately. Mr. Kneeland has served as interim Chief Executive Officer of United Rentals since June 2007.

          Jenne K. Britell, Ph.D., Chairman of the Board of United Rentals, said, “We are delighted that Michael Kneeland has become the permanent CEO of United Rentals. Following a thorough search process, it became clear that Michael is the ideal executive to lead United Rentals into the future. Michael is a seasoned executive with exceptional knowledge of the rental industry, gained through his successful thirty-year career. He has demonstrated strong leadership and extensive operating skill throughout his tenure, especially during a challenging period in the company’s history. We are confident that, under his guidance, United Rentals will continue to achieve its growth objectives, enhance operating efficiency and create long-term shareholder value.”

          Mr. Kneeland said: “I am grateful to the Board of Directors for demonstrating its confidence in me. United Rentals accomplished a great deal in the past year and our task now is to capitalize on our exceptional market positions, strong customer relationships and considerable growth potential. I look forward to continuing to work with Dr. Britell and the Board, our management team and the people of United Rentals to build on our many achievements.”

          Mr. Kneeland joined United Rentals as a district manager in 1998 upon the acquisition of Equipment Supply Co., and was subsequently named vice president-aerial operations, and then vice president-southeast region. From 2003 to 2007 he served as Executive Vice President of Operations and was appointed Chief Operating Officer in 2007. Mr. Kneeland’s thirty years of experience in the equipment rental industry includes a number of senior management positions with Freestate Industries Inc. and Equipment Supply.

          About United Rentals

          United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of over 670 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s approximately 10,400 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 2,900 classes of rental equipment with a total original cost of $4.2 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at www.unitedrentals.com.

          Safe Harbor Statement Regarding Forward-Looking Statements

          Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those expected by any forward-looking statements. For a description of factors that could cause actual results to differ from those expected, please refer to our Annual Report on Form 10-K for the year ended December 31, 2007, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

Contact:

Hyde Park Financial Communications
Fred Bratman
(203) 618-7318
Cell: (917) 847-4507
fbratman@hydeparkfin.com